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                                                                   EXHIBIT 10.32

                           REVISED SECURITY AGREEMENT

      THIS REVISED SECURITY AGREEMENT, dated October 27, 2004, (this "Agreement") is by and between Commonwealth Energy Corporation, a California corporation, located at 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626 (the "Debtor") and DTE Energy Trading, Inc., a Michigan corporation, located at 414 South Main Street, Suite 200, Ann Arbor, Michigan 48104 (the "Secured Party"). This Revised Security Agreement replaces the Security Agreement dated July 24, 2002 between Debtor and Secured Party.

                                    RECITALS

      A. Debtor and Secured Party are parties to several agreements: (i) an EEI Power Purchase and Sale Agreement, dated July 1,2003, between Debtor and Secured Party, together with all Transactions and Confirmations from time to time thereto (as the same may be amended, extended or replaced from time to time, (the "Master Agreement"); (ii) a Revised Escrow Agreement, dated October 27,2004 between and among Standard Federal Bank (the "Escrow Agent"), Debtor and Secured Party (the "Revised Escrow Agreement"); and (iii) a Revised Operating Agreement dated October 27,2004 between Debtor and Secured Party (the "Revised Operating Agreement"). The Master Agreement, the Revised Escrow Agreement and the Revised Operating Agreement, together with this Revised Security Agreement, are each referred to herein as a "Transaction Agreement" and are collectively referred to herein as the "Transaction Agreements").

      B. As security for the performance and observance by Debtor of its obligations under the Transaction Agreements, Debtor has agreed to grant to Secured Party a security interest in certain of Debtor's assets related to the retail sales customers ("RSC's") of Debtor to be served pursuant to the Master Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

      In consideration of the facts set forth in the Recitals, the execution and delivery of the Transaction Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with and for the benefit of Secured Party as follows:

      1. DEFINED TERMS

      The terms "Accounts", "Deposit Accounts", "Investment Property" and "General Intangibles" shall have the meanings ascribed to them in the Uniform Commercial Code as adopted by the State of Michigan. Other capitalized terms not otherwise defined herein shall have the same meanings as in the Master Agreement unless the context dictates otherwise.

      2. CREATION OF SECURITY INTEREST

      In order to the secure the full and prompt payment, performance and observance by Debtor of all of its duties and obligations under any of the Transaction Agreements (collectively, the "Obligations"), Debtor does hereby grant to and create in favor of the Secured Party, its successors and assigns, a present and continuing first priority security interest in: (a) all contracts and agreements

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between Debtor and any RSC for which Secured Party is providing wholesale electric energy and related services to serve such RSC including, without limitation, those contracts and agreements listed on Attachment 1 hereto, as the same may be amended from time to time (collectively, the "RSC Contracts"); (b) all Accounts arising from, and related to, the RSC Contracts, including, without limitation, all accounts receivable from an RSC for which Secured Party is providing energy for purchases of electric energy and related services and any other right of Secured Party to payment from an RSC in whatever form, all whether now owned or existing or hereafter arising or acquired (collectively, the "Secured Party Accounts"); (c) all cash and other funds deposited in Deposit Account Number #1054515459 (the "Lockbox Account"), maintained with the Escrow Agent and Deposit Account Number #400641.1 (the "Escrow Account") maintained with the Escrow Agent established pursuant to the Revised Escrow Agreement; (d) the Lockbox Account and the Escrow Account themselves; (e) all Investment Property into which the cash and other funds deposited into the Lockbox Account and the Escrow Account are invested from time to time including, without limitation, money market funds and other securities; (f) all General Intangibles of Debtor relating to the RSC's; and (g) all proceeds and products of any of the foregoing, including without limitation all proceeds of the Secured Party Accounts, the Lockbox Account and the Escrow Account, and all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral or the proceeds thereof, including, without limitation, all claims of Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising (collectively, "Proceeds") (the collateral referenced in items (a) through (g) above is collectively referred to herein as the "Collateral").

      3. SECURITY INTEREST ABSOLUTE

      Debtor agrees that all rights of Secured Party and the security interests granted to Secured Party hereunder, shall be absolute and unconditional, irrespective of:

            (a) any lack of validity or enforceability of any of the Obligations;

            (b) the failure of Secured Party: (i) to assert any claim or demand or to enforce any right or remedy against the Debtor or any other person or entity under the provisions of any Transaction Agreement and this Agreement; or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

            (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Debtor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

            (e) any amendment to, recission, waiver, or other modification of, or any consent to departure from, any of the terms of any Transaction Agreement or this Agreement;

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            (f) any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor, any surety or any guarantor.

      4. DEBTOR'S WARRANTIES AND REPRESENTATIONS

      In addition to any representations and warranties of Debtor set forth in the Transaction Agreements, all of which are incorporated herein by this reference. Debtor hereby warrants and represents to and for the benefit of Secured Party that:

            (a) Organization: Good Standing. Debtor is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. Debtor's exact legal name is as set forth in the first paragraph of this Agreement. Debtor is qualified to do business and in good standing under the laws of the State of Michigan.

            (b) Authority. Debtor has full power and authority, and has completed all proceedings and obtained all approvals and consents of whatever kind necessary, to execute, deliver, and perform this Agreement and the transactions contemplated hereby;

            (c) No Default or Lien. The execution, delivery, and performance of this Agreement will not contravene, or constitute a default under or result in a lien upon any property of Debtor (other than the lien granted hereby) pursuant to Debtor's organizational documents, any applicable law or regulation or any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting Debtor;

            (d) Enforceability. This Agreement constitutes a legal, valid, and binding obligation of Debtor, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally, or by equitable principles relating to enforceability (regardless of whether the application of such principles is considered in a proceeding in equity or at law). This Agreement grants to Secured Party a valid, first-priority, enforceable lien on and security interest in the Collateral;

            (e) Ownership. Debtor is the sole owner of, and has good and marketable title to, the Collateral, free and clear of all claims, interests, charges, options, liens, encumbrances and defects of title of any kind whatsoever;

            (f) No Dispute. All of the Collateral consisting of Accounts does and will evidence bona fide sales to the customers named in Debtor's books. No dispute, right ofsetoff, counterclaim or defenses exists as of the date hereof with respect to any of the Collateral;

            (g) Trade Names. Attachment 2 lists all trade names, aliases and other names by which Debtor and any predecessor in interest was previously known within the last six years;

            (h) Address. Debtor's address set forth in the first paragraph of this Agreement is the location of principal place of business;

            (i) Disclosure. All information furnished by Debtor to Secured Party for purposes of, or in connection with, the Transaction Agreements and this Agreement is and will be true and accurate in all material respects, and none of such information shall be incomplete by omitting to state any fact necessary to make such information not misleading in light of the circumstances under which it was furnished;

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            (j) No Violations. Debtor is not in any material violation of any judgment, order, decree, law, rule, regulation, permit or license; and

            (k) Lien Search. Attached hereto as Attachment 3 are true, accurate and certified copies of UCC lien searches with respect to Debtor and its predecessors in interest through the date of this Agreement in all applicable jurisdictions.

      5. DEBTOR'S COVENANTS

      In addition to all covenants of Debtor set forth in the Transaction Agreements, all of which are incorporated herein by this reference. Debtor hereby agrees:

            (a) Maintenance of Existence. Debtor shall maintain and preserve its existence and good standing in the jurisdiction of its organization and in the State of Michigan and shall not make any change in its name, organizational structure or in the jurisdiction under the laws of which Debtor is organized, without the prior written consent of Secured Party, which shall not be unreasonably withheld.

            (b) Location of Office. In the event that Debtor should change the location of principal place of business listed in the first paragraph of this Agreement, Debtor shall give written notice of same to Secured Party at least thirty (30) days in advance of any such change.

            (c) Liens. Debtor shall not sell, exchange, lease, transfer, encumber or pledge the Collateral, create any security interest therein (except that created by this Agreement), or otherwise dispose of the Collateral or any of Debtor's rights therein or under this Agreement without the prior written consent of Secured Party. Debtor will not permit any other security interest to attach to any of the Collateral, permit the Collateral to be levied upon under any legal process, or permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement. Debtor may assign the Collateral in the case of a sale or merger of all or a part of the Debtor's business(es) and the Secured Party will not unreasonably move to prevent such assignment; provided, however, that Secured Party's first priority security interest will continue upon such assignment.

            (d) Books and Records. Debtor will keep all of its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with generally accepted accounting practices. The originals of all such books and records shall be kept at Debtor's address appearing in the first paragraph of this Agreement. Secured Party shall have the right to inspect Debtor's books and records as they pertain to Transactions involving the Secured Party or the RSC's upon forty-eight (48) hours prior notice. Any such inspection shall be made during normal business hours.

            (e) Reports. Debtor will promptly furnish Secured Party with copies of publicly filed quarterly financial statements, (10-Q or 10-K statements filed with the Securities and Exchange Commission) and audited or unaudited quarterly financial statements of Debtor. Debtor shall immediately provide to Secured Party written notice of any default or Event of Default under any Transaction Agreement or this Agreement.

            (f) Subordination: Perfection. Debtor will execute, file, record, or procure from third persons all subordination agreements and other documents and instruments and take all

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      such other action that Secured Party considers reasonable or necessary to perfect, continue perfection of, or to maintain the first priority of Secured Party's security interest in, and the value of, the Collateral. Debtor will place upon the documents evidencing the Collateral the notice of Secured Party's security interest that Secured Party from time to time requests. Actions that Secured Party may require Debtor to take under the preceding sentence include, without limitation: (1) giving notice to Debtor's RSC's of Secured Party's security interest in the Accounts; (2) obtaining from any third party financing source who has a security interest in the Collateral a written acknowledgment that the security interest of such third party is junior and subordinate in all respects to the security interest granted by Debtor to Secured Party pursuant to this Agreement; (3) obtaining from any third party who has possession or control of any Collateral a written acknowledgment and undertaking that such third party holds the Collateral solely for the benefit of Secured Party; (4) registering any Collateral that constitutes Investment Property or Deposit Accounts in the name of Secured Party and taking all other actions requested by Secured Party to give Secured Party control of the Collateral; and (5) making Secured Party the sole "customer" of the bank or financial institution with respect to the Lockbox Account and the Escrow Account.

            (g) Payment of Taxes, etc. Debtor shall pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral. In the event of a default by Debtor in paying those taxes, assessments, charges, encumbrances or liens, it shall be lawful for Secured Party to pay and discharge them, and the amounts expended by Secured Party in the payment or discharge of those taxes shall be a lien upon the Collateral, secured by this Agreement and payable on demand with interest at the highest default rate set forth in the Loan Documents.

            (h) Defense of Litigation. Debtor shall appear in and defend any action or proceeding that may affect its title to, or Secured Party's interest in, the Collateral.

            (i) Compliance with Laws. Debtor shall comply with all laws, regulations, and ordinances relating to the possession, operation, maintenance, and control of the Collateral.

            (j) Notice. Upon 5 Business Days' prior written notice to Debtor, Secured Party shall have the right from time to time to contact Debtor's RSC's for the purpose of verifying the existence, amount, and collectibility of and other information regarding Debtor's Accounts with RSC's.

            (k) Payment of Secured Party's Costs and Expenses. If Secured Party commences proceedings for the purpose of collecting any monies which may be secured in any way by this Agreement, or to recover, collect or protect its interest in the Collateral by reason of a default or breach by Debtor, Debtor agrees to pay Secured Party's reasonable attorneys' fees, additional advances and debts, and all costs, fees, charges and expenses in connection therewith; together with any and all disbursements incurred by Secured Party in connection with the collecting, taking, maintaining and disposing of the Collateral, including all premiums on bonds and undertakings, fees for public officers, custodians, auctioneers, charges for use and occupancy of premises and for electric current; all of which shall be a lien upon the Collateral, secured by this Agreement and payable on demand with interest at the highest lawful rate. Counsel fees and disbursements are in no event to affect, but are to be paid in addition to, any statutory court costs and disbursement.

            (1) Collection of Accounts. Debtor shall instruct all RSC's to make all payments on Secured Party Accounts directly to the Lockbox Account and shall use all commercially reasonable efforts to cause all such persons or entities to agree to make such payments to the Lockbox Account.

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            (m) Banking Relationship. Debtor shall not borrow any money from, enter into any credit transaction with or otherwise become obligated in any manner to pay any amounts to the Escrow Agent or any affiliate of the Escrow Agent, other than pursuant to the terms of the Revised Escrow Agreement.

            (n) Copies ofRSC Contracts. Within 30 days of execution. Debtor agrees to provide Secured Party with a copy of each RSC Contract in which Secured Party has a security interest.

      6. DEFAULT

            A default under this Agreement shall be deemed to exist upon the occurrence of any of the following (an "Event of Default"):

            (a) Default Under Any Transaction Agreement. An Event of Default occurs and continues under any Transaction Agreement;

            (b) Misrepresentation By Debtor. Any representation or warranty by Debtor hereunder, or in any Transaction Agreement, shall be inaccurate or incomplete in any material respect;

            (c) Breach of Covenant. Debtor shall fail to fully perform or comply with any of Debtor's covenants or agreements contained in this Agreement or any Transaction Agreement. In the event of such breach. Secured Party will notify Debtor in writing and Debtor shall have two (2) Business Days to cure such breach;

            (d) Debtor Bankruptcy. Debtor shall become insolvent, file bankruptcy, shall have a receiver, trustee or other person appointed to manage its operations or shall otherwise fail to pay its creditors in the ordinary course of business when debts are due; and

            (e) Supplier Bankruptcy. Any supplier of wholesale electricity to Debtor (other than Secured Party) shall become insolvent, file bankruptcy, shall have a receiver, trustee or other person appointed to manage its operations, and such event should have a material, detrimental financial impact to Debtor . [See notice requirements set forth in Article 4.2(vii) of the Revised Operating Agreement dated October 27, 2004.]

      7. REMEDIES

      Upon the occurrence of any such Event of Default, Secured Party may, at its option, and without notice to or demand on Debtor, exercise all rights of a secured party under the Uniform Commercial Code, in addition to all rights and remedies available to Secured Party under any Transaction Agreement, at law, in equity, or otherwise, m addition, upon an Event of Default, Secured Party or a licensed alternative energy supply ("AES") designated by Secured Party shall have the right, but not the obligation, to assume the RSC Contracts which have been pledged to Secured Party hereunder. If Secured Party elects to assume such RSC Contracts (the "Assumed RSC Contracts"), the Secured Party shall notify Debtor and the RSC under the Assumed RSC Contracts identifying, in each case, the relevant RSC Contract and the effective date of such assignment (the "Assignment Effective Date"). On the Assignment Effective Date, Secured Party or its licensed AES designee shall be deemed to be substituted as "AES" under the Assumed RSC Contracts in place of Debtor and shall be deemed to have assumed all of Debtor's obligations and all rights and privileges pursuant to the Assumed RSC Contracts arising on and after the Assignment Effective Date.

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      8. WAIVER OF BREACH

      The acceptance of any partial payment by Secured Party after maturity, or the waiver of any breach or default, shall not constitute a waiver of any other or subsequent breach or default or prevent Secured Party from immediately pursuing any or all its remedies hereunder, or under any other document providing additional security to Secured Party.

      9. TERMINATION

      This Agreement shall terminate when indefeasible payment in full and the performance and satisfaction of all Obligations have been made. Upon such termination the Secured Party shall assign transfer and deliver without recourse and without warranty to the Debtor any Collateral previously assigned or delivered to the Secured Party (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Agreement; provided however, that this Agreement shall be automatically reinstated effective as of the original date of execution of this Agreement, if at any time payment, in whole or in part, of any of the Obligations is reduced, rescinded or must otherwise be restored or returned by the Secured Party for any reason whatsoever, including the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Debtor or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Debtor the Debtor or any of its property or otherwise.

      10. MISCELLANEOUS PROVISIONS

      (a) Binding Effect. This Agreement shall bind and inure to the benefit of Debtor and Secured Party and their respective successors and assigns.

      (b) Entire Agreement. This Agreement, together with the Transaction Agreements, constitutes the entire agreement of Debtor and Secured Party with respect to the subject matter hereof and thereof, superseding all prior and contemporaneous negotiations, agreements and understandings whether written or oral.

      (c) Modification. This Agreement may be amended only by a written instrument executed by both the Debtor and the Secured Party.

      (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan without regard to conflicts of laws principles.

Executed on the day and year set forth above.

                                         COMMONWEALTH ENERGY CORPORATION

                                         By:  /s/ Peter Weigand
                                         Its:  President

                                                         ("Debtor")

                                         DTE ENERGY TRADING, INC.

                                         By: /s/ Randall D. Balhorm
                                         Its:   President

                                                         ("Secured Party")